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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the incorporation by reference in Registration Statement Nos. 333-73314, 333-73316, 333-120130 and 333-147654 on Form S-8 of our reports dated March 9, 2009, relating to the consolidated financial statements and the consolidated financial statement schedule of Alliance HealthCare Service, Inc. and subsidiaries (formerly known as Alliance Imaging, Inc. and subsidiaries) (the "Company"), and the effectiveness of the Company's internal control over financial reporting, appearing in this Annual Report on Form 10-K of the Company for the year ended December 31, 2008.

/s/ Deloitte & Touche LLP

Costa Mesa, California
March 9, 2009

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  Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM